EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

VIZIO, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Irvine, California

September 25, 2015